Exhibit 23.02

INDEPENDENT AUDITORS' REPORT

Board of Directors
Wherify Wireless, Inc.
(A Development Stage Company)
Redwood City, California

We have audited the accompanying consolidated balance sheets of Wherify Wireless, Inc. (A Development Stage Company) as of June 30, 2003 and 2002 and the related consolidated statements of operations, mandatorily redeemable convertible preferred stock and stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business; however, currently such realization of assets and liquidation of liabilities are subject to significant uncertainties.

As shown in the accompanying financial statements, as of June 30, 2003 and 2002, the Company's current liabilities exceeded it current assets by $6,790,000 and $3,393,000, respectively and its total liabilities exceeded its total assets by $5,876,000 and $1,901,000, respectively. These factors, among others, indicate that the Company may be unable to continue existence. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The appropriateness of the Company to continue using the aforementioned basis of accounting is dependent upon, among other things, the ability to: (1) obtain profitability and positive cash flow from ongoing operations and (2) maintain and increase existing credit facilities or raise additional capital.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wherify Wireless, Inc. (A Development Stage Company) as of June 30, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Hackensack, New Jersey